UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 12, 2024
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment No. 3 to CEO Employment Agreement.

In order to assist Jushi Holdings, Inc. (the “Company”) in managing the share reserve and dilution under the Company’s 2019 Equity Incentive Plan (the “Plan”), on August 14, 2024, the Company, JMGT, LLC and Mr. Cacioppo, entered into an amendment to Mr. Cacioppo’s existing employment agreement, as amended (the “Third Amendment”) pursuant to which Mr. Cacioppo: (i) waived his right to his 2024 long term incentive entitlement to a grant of options to purchase up to 3,000,000 Subordinate Voting Shares of the Company which were due to be granted on or before January 1, 2025 with 50% vesting on January 1, 2025 and 50% vesting one year later, (ii) agreed to the cancellation by the Company of his fully vested option to purchase up to 2,385,000 Subordinate Voting Shares at an exercise price of $2.00 per Subordinate Voting Share, issued to him on April 17, 2019, and (iii) agreed to the cancellation by the Company of his fully vested option to purchase up to 3,000,000 Subordinate Voting Shares at an exercise price of $1.93 per Subordinate Voting Share, issued to him on July 28, 2022. The Third Amendment provides that Mr. Cacioppo will instead be granted an option to purchase up to 5,385,000 Subordinate Voting Shares pursuant to the Plan and in accordance with the cancellation and regrant program described below, on the first date such grant may be made in compliance with US and Canadian law and applicable stock exchange rules, with the grant date to be after the expiration of a 30-day period measured from the cancellation date. Mr. Cacioppo’s replacement options will be 50% vested on the option grant date, and the remaining 50% of the Subordinate Voting Shares subject to the option will vest on the first anniversary of the grant date, subject to Mr. Cacioppo’s continued service to the Company through such date. Mr. Cacioppo’s replacement options will vest in full in the event of Mr. Cacioppo’s termination without cause or resignation for good reason, and as set forth in his existing employment agreement with the Company.

The foregoing summary is not complete and qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.

Stock Option Cancellation and Regrant Program.

In accordance with the terms of the Plan, in order to retain talent and assist the Company in managing the share reserve and dilution under the Plan, on August 12, 2024, the Company’s Board approved a limited stock option cancellation and regrant program covering up to an aggregate of 9,136,758 option shares, pursuant to which a limited number of the Company’s senior management team, including the Company’s Chief Executive Officer Jim Cacioppo, President Jon Barack and Chief Legal Officer Tobi Lebowitz, and the Company’s non-employee directors (the “Eligible Participants”) may elect to cancel each option held by the Eligible Participant with an exercise price per Subordinate Voting Share equal to $1.91, $1.93, $2.00, $3.91 and $5.71 and to be granted a replacement option to purchase an identical number of Subordinate Voting Shares on the first date such grant may be made in compliance with US and Canadian law and applicable stock exchange rules, with the grant date to be after the expiration of a 30-day period measured from the cancellation date. Each replacement option will have an exercise price per Subordinate Voting Share equal to the fair market value of a Subordinate Voting Share on the grant date subject to certain limitations set forth in the Plan. The expiry date for the replacement options will be ten years from the grant date. The replacement options for senior management participants other than Mr. Cacioppo will vest over three years, with 1/3 vesting on each annual anniversary of the grant date of such options, in each case subject the optionee’s continued service with the Company on the applicable vesting date. Mr. Cacioppo’s replacement options will be 50% vested on the grant date, and the remaining 50% of the replacement option shares will vest on the first anniversary of the applicable grant date, subject to his continued service to the Company through such date. The replacement options for the Company’s non-employee director participants will vest on the first anniversary of the grant date of such options, in each case subject to the optionee’s continued service with the Company on the applicable vesting date. The options eligible for the regrant program include Mr. Cacioppo’s two options to purchase up to an aggregate of 5,385,000 Subordinate Voting Shares, which he elected to cancel pursuant to the Third Amendment, Mr. Barack’s option to purchase 1,793,000 Subordinate Voting Shares, Mrs. Lebowitz’s option to purchase 590,000 Subordinate Voting Shares, options to purchase up to an aggregate of 974,000 Subordinate Voting Shares held by other members of senior management and options to purchase up to an aggregate of 394,758 Subordinate Voting Shares held by the Company’s non-employee directors.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to CEO Employment Agreement, dated as of August 14, 2024, by and among the Company, JMGT, LLC and Jim Cacioppo
99.1	Press Release dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date: August 14, 2024	By:	/s/ Jon Barack
Jon Barack
President